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                                                                      EXHIBIT 11

                     SIENA HOLDINGS, INC  AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 Reorganized
                                                   Company               Predecessor Company
                                                  ----------     ------------------------------------
                                                 Three Month     Nine Month
                                                 Period Ended   Period Ended    Years Ended June 30
                                                   June 30,      March 31,    -----------------------
                                                    1997           1997         1996         1995
                                                  ----------     ----------   ----------   ----------
PRIMARY EARNINGS (LOSS) PER SHARE:
Average common shares outstanding .............        4,000             **           **           **
Average common stock equivalents under non-
  employee Directors Long Term Incentive Plan..         --               **           **           **
                                                  ----------     ----------   ----------   ----------
           Total Shares .......................        4,000             **           **           **
                                                  ==========     ==========   ==========   ==========

Loss before loss from discontinued
operations ....................................   $      (86)    $  (12,911)  $ (250,591)  $ (127,282)
Loss from discontinued operations .............         --             --           --        (26,409)
Extraordinary gain on discharge of debt .......         --          135,966         --           --
                                                  ----------     ----------   ----------   ----------
       Net income (loss) ......................   $      (86)    $  123,055   $ (250,591)  $ (153,691)
                                                  ==========     ==========   ==========   ==========

Primary earnings (loss) per share:
Loss before loss from discontinued
operations ....................................   $     (.02)*           **           **           **
Loss from discontinued operations .............         --               **           **           **
Extraordinary gain on discharge of debt .......         --               **           **           **
                                                  ----------     ----------   ----------   ----------
           Net loss ...........................   $     (.02)*           **           **           **
                                                  ==========     ==========   ==========   ==========


* Per share amounts for Reorganized Company based on shares reserved for issuance to creditors.
** Per share amounts are not meaningful due to reorganization..


FULLY DILUTED EARNINGS (LOSS) PER SHARE:
Average common shares outstanding ..............        4,000             **           **           **
Average common stock equivalents under non-
  employee Directors Long Term Incentive Plan ..         --               **           **           **
                                                   ----------     ----------   ----------   ----------
     Total Shares ..............................        4,000             **           **           **
                                                   ==========     ==========   ==========   ==========

Loss before loss from discontinued operations ..   $      (86)    $  (12,911)  $ (250,591)  $ (127,282)
Loss from discontinued operations ..............         --             --           --        (26,409)
Extraordinary gain on discharge of debt ........         --          135,966         --           --
                                                   ----------     ----------   ----------   ----------
     Net income (loss) .........................   $      (86)    $  123,055   $ (250,591)  $ (153,691)
                                                   ==========     ==========   ==========   ==========

Fully diluted earnings (loss) per share:
Loss before loss from discontinued operations ..   $     (.02)*           **           **           **
Loss from discontinued operations ..............         --               **           **           **
Extraordinary gain on discharge of debt ........         --               **           **           **
                                                   ----------     ----------   ----------   ----------
     Net income (loss) .........................   $     (.02)*           **           **           **
                                                   ==========     ==========   ==========   ==========


* Per share amounts for Reorganized Company based on shares reserved for issuance to creditors.
** Per share amounts are not meaningful due to reorganization..